                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          DATAWARE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          DATAWARE TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The 1997 Annual Meeting of Stockholders of Dataware Technologies, Inc. will be held at the M.I.T. Faculty Club, Sloan School of Management, 50 Memorial Drive, Cambridge, Massachusetts, at 10:00 a.m. on Friday, May 23, 1997 for the following purposes:

  1. To elect one director to hold office for a term of three years and until his successor is elected and has qualified.

  2. To vote on amending the Company's 1993 Equity Incentive Plan to increase the number of shares of Common Stock issuable thereunder.

  3. To vote on amending the Company's 1993 Director Stock Option Plan to provide for amendments to outstanding options.

  4. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on April 7, 1997 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,

                                          STEPHEN H. BEACH, Secretary

Dated: April 16, 1997

                          DATAWARE TECHNOLOGIES, INC.

               222 THIRD STREET, CAMBRIDGE, MASSACHUSETTS 02142
                           TELEPHONE (617) 621-0820

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited on behalf of the Board of Directors of Dataware Technologies, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Friday, May 23, 1997, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is April 23, 1997.

  The principal business expected to be transacted at the meeting, as more fully described below, will be the election of one director and votes on proposed amendments to the Company's 1993 Equity Incentive Plan and 1993 Director Stock Option Plan.

  The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

  The Company will bear the cost of the solicitation of proxies on behalf of the Board of Directors, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                     VOTING SECURITIES AND VOTES REQUIRED

  Only stockholders of record at the close of business on April 7, 1997 will be entitled to vote at the meeting. On that date, the Company had outstanding 6,676,279 shares of Common Stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. A majority in interest of the outstanding Common Stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominee for director, and affirmative votes of a majority of the shares present or represented and entitled to vote are required to approve the amendment to the 1993 Equity Incentive Plan and the amendment to the 1993 Director Stock Option Plan. Broker non-votes will not be counted in determining the shares entitled to vote on the plan amendments nor treated as votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy.) In voting on amending the plans, abstentions will be counted as present and entitled to vote; accordingly, they will have the effect of votes against approval of such amendments. In electing a director, abstentions and votes withheld will not be treated as votes cast.

                             ELECTION OF DIRECTORS

  The number of directors is fixed at six for the coming year and is divided into three classes. At the meeting, one director will be elected to hold office for three years and until his successor is elected and qualified. Jochen Tschunke, who is presently serving as a director, has been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for the nominee or is a broker non-vote, the shares represented by such proxy will be voted for the election as director of Mr. Tschunke. If he is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the Board of Directors.

  The following table contains certain information about Mr. Tschunke and each other person whose term of office as a director will continue after the meeting.

                                                                                 PRESENT
                                                                                  TERM
NAME AND AGE      BOARD MEMBERSHIP, BUSINESS EXPERIENCE, AND OTHER DIRECTORSHIPS EXPIRES
------------      -------------------------------------------------------------- -------
Jochen Tschunke*  Mr. Tschunke, who became a director of the Company in 1995,     1997
 Age: 52          founded Computer 2000 AG, the Munich-based multinational
                  computer firm, which he managed from 1983 to 1993 and which he continues to serve as supervisory board chairman. Before founding Computer 2000 AG, Mr. Tschunke was General Manager of Central Europe for Rockwell International and, before
                  that, served in various management positions with Texas
                  Instruments. Mr. Tschunke is a member or chairman of the
                  board of directors of a number of companies, including
                  Computer-Elektronik Dresden GmbH, MagnaMedia Verlag AG, SPEA
                  Software AG, Adolf Wurth GmbH & Co. KG, and FC Bayern
                  Munchen.
Kurt Mueller      Mr. Mueller has served as Chief Executive Officer and           1998
 Age: 40          Chairman of the Board of Directors since the inception of
                  the Company in 1988. He was President of the Company until
                  1993 and again assumed that office in April 1997. He
                  previously founded and served as General Manager of Dataware
                  2000 GmbH from 1986 to 1988. From 1984 to 1986 he started up and was General Manager of Lotus Development GmbH and before that was a consultant with Bain & Company in the United
                  States and Europe.
Jeffrey O.        Mr. Nyweide served as President and Chief Operating Officer     1999
 Nyweide          of the Company from 1993 until April 1997 when he became
 Age: 41          Vice Chairman of the Board and Senior Executive Vice
                  President of Business Development. He was Vice President of
                  Operations from the inception of the Company until 1989 and
                  Executive Vice President from 1989 to 1993. Mr. Nyweide has also been a member of the Board of Directors since the
                  inception of the Company in 1988. From 1987 to 1988, Mr.
                  Nyweide was President of Dataware, Inc., a CD-ROM
                  distribution company, and from 1978 to 1987 he served in
                  various sales, marketing and management positions with The
                  Service Bureau Company, a subsidiary of Control Data
                  Corporation.

                                                                                 PRESENT
                                                                                  TERM
NAME AND AGE      BOARD MEMBERSHIP, BUSINESS EXPERIENCE, AND OTHER DIRECTORSHIPS EXPIRES
------------      -------------------------------------------------------------- -------
Stephen H. Beach  Mr. Beach has been a director and Secretary of the Company      1998
 Age: 81          since its inception in 1988. He practices law in
                  Connecticut, specializing in, among other fields, computer, software and software licensing law. Mr. Beach served in
                  several capacities for Control Data Corporation from 1973 to
                  1985, most recently as Senior Vice President and Secretary.
                  Mr. Beach provided legal counsel to the Company during 1996.
Julie M. Donahue  Ms. Donahue was elected to the Board of Directors in April      1999
 Age: 38          1997. She has been a principal of The Chasm Group, a
                  marketing consultancy, since 1995. From 1993 to 1995 she was
                  Chief Executive Officer of BBN Hark Corporation and from
                  1991 to 1993 Chief Executive Officer of Voice Processing
                  Corporation. Ms. Donahue also is a director of NovaLink,
                  Inc.
William R.        Mr. Lonergan has been a director of the Company since 1988.     1999
 Lonergan         From 1983 to 1994, Mr. Lonergan was a partner of Oxford
 Age: 72          Partners, the general partner of several venture capital
                  partnerships, and he continues as a consultant to Oxford
                  Partners. Mr. Lonergan is a director of Zitel Corporation
                  and Kurzweil Applied Intelligence, Inc.

--------
*  Nominee for election as director

COMMITTEES OF THE BOARD

  The Audit Committee, which currently consists of Messrs. Beach and Lonergan, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The members of the Audit Committee during 1996 were Mr. Lonergan and David Dominik and Barton L. Faber, who have since resigned from the Board. The Audit Committee held one meeting in 1996. The Compensation Committee acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the 1993 Equity Incentive Plan and the 1993 Employee Stock Purchase Plan. The members of the Compensation Committee during 1996 were Messrs. Lonergan, Dominik, and Faber. They held six meetings in 1996. The composition of the Compensation Committee for the remainder of 1997 will be determined following the Annual Meeting. The entire Board of Directors functions as a nominating committee, considering nominations submitted to the Chairman of the Board. The Board of Directors held eleven meetings during 1996. Mr. Tschunke, who lives in Germany, attended 36% of the meetings of the Board during 1996. He has made significant contributions of time to the Company in addition to the formal Board meetings, providing insight and assistance to senior management. Mr. Faber, who also has made valuable contributions to the management of the Company in addition to the formal meetings, attended 56% of the meetings of the Board and Committees of which he was a member during 1996.

DIRECTOR COMPENSATION

  Under the 1993 Director Stock Option Plan (the "Director Plan"), each director who is not an employee of the Company and who is in office following the Annual Meeting of Stockholders receives an annual retainer in the form of nonstatutory options to purchase 6,000 shares of Common Stock, and any director who is newly elected between Annual Meetings automatically receives options for 1,500 shares for each calendar quarter beginning after such election and before the next Annual Meeting. In each case, the options become exercisable in increments of 1,500 shares at the beginning of each calendar quarter following the grant date, so long as the director remains in office, and expire ten years from the grant date. The exercise price of each option is the fair market value of the Common Stock on the grant date. The Board has approved the repricing of previously granted options under the Director Plan, subject to stockholder approval of the proposed amendment to the Director Plan, as described below. Non-employee directors also receive $750 for each meeting of the Board of Directors that they attend and are reimbursed for expenses incurred in attending meetings. Officers of the Company who are directors do not receive additional compensation for their service as directors.

 PROPOSALS TO AMEND THE 1993 EQUITY INCENTIVE PLAN AND THE 1993 DIRECTOR STOCK
                                  OPTION PLAN

  The 1993 Equity Incentive Plan (the "Equity Plan") enables the Company to offer competitive compensation so as to attract and retain top quality personnel, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The purposes of the Director Plan are similar: to attract and retain qualified persons to serve as directors of the Company and to encourage stock ownership by directors so as to provide an additional incentive to promote the Company's success. Stock options granted under the Director and Equity Plans are a significant element of compensation for the Company, as they are in the software industry generally. Indeed, the options granted under the Director Plan comprise the whole of the annual retainer payable to Board members and, thus, the bulk of their compensation for their services to the Company.

  Options also benefit the Company in a number of other ways. For example, they conserve cash and reduce fixed costs; they result in no charge to reported earnings, either upon grant or exercise; they produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases the Company's capital; and the Company is entitled to a tax deduction upon the exercise of nonstatutory options or the disqualifying disposition of incentive stock options. The Board of Directors believes that it is important for the Company's future competitiveness to continue to offer competitive equity compensation to employees and directors as the Company has since inception.

PRINCIPAL TERMS OF THE EQUITY AND DIRECTOR PLANS

  The Equity Plan permits the grant of incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and stock units ("Awards") to employees, directors and consultants of the Company. No stock appreciation rights or other rights to acquire stock other than stock options have been granted to date. The Equity Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. The Equity Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by the stockholders. In particular, any Plan amendment that would increase the number of shares issuable upon exercise of incentive stock options ("ISOs") would require stockholder approval.

  Although the Compensation Committee has discretion in granting Awards, the exercise price of any ISO may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant (and all nonstatutory options granted to date also have been at fair market value). The closing price of the Company's Common Stock as reported by the Nasdaq National Market on April 7, 1997 was $3.25. No ISO granted under the Equity Plan is transferable by the optionee other than by will or the laws of descent and distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the Equity Plan may not exceed ten years, and no ISO may be granted under the Equity Plan more than ten years from the Plan's adoption. Options are generally granted subject to forfeiture restrictions that lapse over time during the optionee's employment. Vested options are generally cancelled if not exercised within a specified time after termination of the optionee's employment. The aggregate number of shares issuable under the Equity Plan is subject to appropriate adjustment in the event of a stock split or other recapitalization. Shares also may be issued under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the total number of shares available under the Equity Plan.

  The principal terms of the Director Plan are described above in "Election of Directors--Director Compensation." As of April 7, 1997, 2,000 shares had been issued upon exercise of options, options to purchase an aggregate of 68,000 shares were outstanding with exercise prices ranging from $6.96875 to $15.25, and there remained 60,000 shares available for future grants under the Director Plan. Proceeds from the exercise of stock options granted under both plans are used for general corporate purposes.

PROPOSED AMENDMENTS

  1. Increase in the Number of Shares Issuable under the Equity Plan. There has been no increase in the number of shares issuable under the Equity Plan since 1994, although the number of employees of the Company has more than doubled in that time. As of April 7, 1997, options to purchase an aggregate of 1,531,498 shares were outstanding, and there remain only 317,659 shares available for award. The Board of Directors believes strongly that, in its highly competitive environment, the Company needs to provide meaningful stock option grants to retain and motivate key employees. In order to ensure that sufficient shares are available for options in 1997, the Board has voted, subject to stockholder approval, to increase the number of shares issuable under the Equity Plan by 500,000 shares.

  2. Provide for Amendments to Outstanding Options under the Director
Plan. The Board of Directors has voted, subject to stockholder approval, to provide specifically in the Director Plan that the Board may amend options that have previously been granted under that Plan. The Board expects to exercise this authority only in circumstances warranting special consideration. The Plan currently permits the Board to amend or terminate the Plan in any respect in its discretion. However, the Director Plan as previously approved by the stockholders only provides for grants based on the formula described above in "Election of Directors--Director Compensation," not discretionary grants as permitted by the Equity Plan. Because option amendments that would be permissible under the proposed Plan amendment could alter the option terms set by the formula, the Board wished to present the proposed amendment to the stockholders for their explicit approval.

  The Board has voted that, if the proposed amendment is approved by the stockholders, the options previously granted and outstanding under the Director Plan would be amended to set their exercise prices at $3.00, the market price of the Common Stock on December 9, 1996, when the Board acted. The Company believes that such an amendment is appropriate and, indeed, necessary to preserve fair compensation for the outside directors. The Company's non-employee directors provide valuable services to the stockholders and management for compensation that consists primarily of stock options awarded under the Director Plan, subject to vesting requirements, under which the directors must pay the exercise price to receive shares. The value of such director compensation thus depends entirely on the performance of the Company's stock. During most of the last two years, the Company's Common Stock has traded at levels below the exercise price of the options previously granted to directors under the Director Plan. As a result, the value of the compensation paid to directors for all the services they have provided since the Company went public has been considerably reduced, if not eliminated.

  It should be noted that the formula now embodied in the Director Plan was adopted in response to a Securities and Exchange Commission requirement applicable only to members of the Company's Compensation Committee. The Company adopted it in the Director Plan in order to maintain the same standard for all non-employee director compensation. The Commission has since repealed the formula requirement, having concluded that other safeguards make it unnecessary. Nonetheless, the Company is not proposing to eliminate the formula as the basis for determining the exercise price of future grants under the Director Plan. The proposed amendment is intended only to give the Board the flexibility to address special circumstances.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

  Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain, and any loss sustained will be a long-term capital loss. No deduction would be allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Nonstatutory Stock Options. No income is realized by the optionee upon the grant of a nonstatutory option. Upon exercise, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for the Company.

RECOMMENDATION OF THE BOARD

  The Board of Directors considers the Company's ongoing program of granting stock options broadly across the employee base and as the annual retainer for its outside directors to be very important to the Company's ability to compete for top talent and a significant incentive to promote the Company's success and, therefore, in the best interests of the Company's stockholders. The Board believes that the amendment to the Director Plan is important to ensure that the nonemployee directors are compensated fairly. Accordingly, the Board recommends votes FOR the increase in the total number of shares issuable under the Equity Plan and FOR the amendment to provide explicitly that the Board may amend outstanding options under the Director Plan. The enclosed proxy will be so voted unless a contrary specification is made or it is a broker non-vote.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of the Company and each of the other five most highly compensated executive officers for 1996, as measured by their cash compensation and bonus.

                                                                             LONG-TERM
                                                                           COMPENSATION
                                           ANNUAL COMPENSATION                AWARDS
                                  ---------------------------------------- -------------
                                                              OTHER         SECURITIES
                                                              ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR SALARY($)    BONUS($) COMPENSATION($)(1) OPTIONS(#)(2)
---------------------------  ---- ---------    -------- ------------------ -------------
Kurt Mueller............     1996 $140,270         --        $11,351          160,892
 Chairman of the Board,
  President                  1995  135,200     $27,625        11,657           70,000
 and Chief Executive Of-
  ficer                      1994  129,999      12,210        11,531           23,214
Jeffrey O. Nyweide......     1996 $129,480         --        $12,435          146,837
 Vice Chairman; Senior
 Executive Vice Presi-
 dent, Business              1995  124,800     $26,563        11,670           63,333
 Development                 1994  120,000      11,740        11,646           22,321
Wolfgang P. Ruth........     1996 $157,099         --        $18,837           73,177
 Senior Vice President,      1995  163,687     $12,750        19,264           20,000
 Eurasian Operations         1994  145,310       9,016         7,367           22,143
Sherwood J. Palasek.....     1996 $127,431(3)  $32,000       $ 5,200           35,575
 Senior Vice President,      1995  182,680(3)      638           --               --
 American Operations         1994  146,450(3)      --            --               --
Kenneth L. Coleman+.....     1996 $126,785         --        $ 7,800           65,957
 Former Vice President,      1995  121,325     $24,514         7,800           11,667
 Business Development        1994  120,062         --          8,125           58,286
Edward W. Green+........     1996 $128,379         --        $ 5,000           27,000
 Former Vice President,      1995  120,675     $19,125         5,000           10,000
 Development                 1994   16,521         --            625              --

--------
+  Messrs. Coleman and Green have resigned their positions with the Company.
(1) Includes (i) automobile allowances with a value of (a) $7,800 in each year for Messrs. Mueller and Nyweide, (b) $18,837, $19,264 and $7,367 for Mr. Ruth in 1996, 1995 and 1994, respectively, (c) $5,200 for Mr. Palasek in 1996, (d) $7,800, $7,800 and $8,125 for Mr. Coleman in 1996, 1995 and 1994,
    respectively, and (e) $5,000, $5,000 and $625 for Mr. Green in 1996, 1995 and 1994, respectively, and (ii) reimbursement of $3,551, $3,857 and $3,731 for Mr. Mueller and $4,635, $3,870 and $3,846 for Mr. Nyweide of expenses for preparation of tax returns in 1996, 1995 and 1994, respectively.
(2) The majority of these options were not newly granted during 1996, but were granted in prior years and repriced during 1996 as described below in "Stock Option Grants in Last Fiscal Year."
(3) Includes commissions of $30,732, $99,198 and $70,792 earned during 1996, 1995 and 1994, respectively.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on stock options issued during 1996 to the executive officers named in the Summary Compensation Table. The only options newly granted are shown in the last line for each officer. The other lines show options that were granted in prior years and as to which the exercise price was adjusted during 1996, as described under "Compensation Committee Report on Executive Compensation --Option Repricing" below.

                                                                            POTENTIAL REALIZED VALUE AT
                         NUMBER OF                                            ASSUMED ANNUAL RATES OF
                         SECURITIES                                          STOCK PRICE APPRECIATION
                         UNDERLYING % OF TOTAL OPTIONS EXERCISE                FOR OPTION TERM($)(1)
                          OPTIONS       GRANTED TO       PRICE   EXPIRATION ----------------------------
NAME                     GRANTED(#) EMPLOYEES IN 1996  ($/SHARE)    DATE         5%            10%
----                     ---------- ------------------ --------- ---------- ------------- --------------
Kurt Mueller............ 26,999(2)         1.72         6.96875    9/15/03         61,181       157,152
                         20,893(2)         1.33         6.96875    2/25/04         56,991       148,332
                         18,000(3)         1.14         6.96875    2/17/05         57,827       153,116
                         45,000(4)         2.86         6.96875   10/20/05        144,567       382,790
                         50,000(5)         3.18         3.14100   12/09/06         87,284       232,011
Jeffrey O. Nyweide...... 24,749(2)         1.57         6.96875    9/15/03         56,082       144,056
                         20,089(2)         1.28         6.96875    2/25/04         54,798       142,624
                         16,499(3)         1.05         6.96875    2/17/05         53,004       140,348
                         40,500(4)         2.58         6.96875   10/20/05        130,111       344,511
                         44,000(5)         2.80         3.14100   12/09/06         76,810       204,170
Wolfgang P. Ruth........ 20,249(6)         1.29         6.96875    9/15/03         45,885       117,862
                         15,428(2)         0.98         6.96875    2/25/04         42,084       109,532
                          4,500(4)         0.29         6.96875   12/12/04         14,456        38,279
                         13,500(3)         0.86         6.96875    2/17/95         43,370       114,837
                          4,500(4)         0.29         6.96875   10/20/05         14,456        38,279
                         15,000(5)         0.95         3.14100   12/09/06         26,185        69,603
Sherwood J. Palasek.....  6,750(3)         0.43         6.96875   12/15/03         15,295        39,289
                          1,800(4)         0.11         6.96875   12/12/04          4,910        12,779
                          2,025(7)         0.13         6.96875   12/11/05          6,505        17,225
                         10,000(5)         0.64         6.96875    5/23/06         32,126        85,064
                         15,000(5)         0.95         3.14100   12/09/06         26,185        69,603
Kenneth L. Coleman...... 24,249(8)         1.54         6.96875    2/25/04         54,949       141,145
                         15,351(2)         0.98         6.96875    2/25/04         34,768        89,353
                         12,857(2)         0.82         6.96875    2/25/04         29,134        74,836
                          6,000(3)         0.38         6.96875    2/17/05         16,366        42,597
                          1,125(9)         0.07         6.96875   10/20/05          3,068         7,987
                          3,375(3)         0.21         6.96875   10/20/05         10,842        28,709
                          3,000(2)         0.19         3.14100   12/09/06          5,237        13,920
Edward W. Green.........    18,000         1.14         6.96875     (10)              --            --
                             9,000         0.57         6.96875     (10)              --            --

--------
(1) Represents hypothetical gains that could be achieved for each option if exercised at the end of the full ten-year option term, based on assumed rates of stock price appreciation over the exercise price of 5% and 10% compounded annually from the date the respective option was granted, and does not forecast possible future appreciation in the Company's Common Stock. The actual gain, if any, on the exercise of a stock option will depend on the future performance of the Common Stock and the date of exercise. No gain to the optionees is possible without an increase in the price of the Common Stock, which would, of course, benefit all stockholders proportionately.
(2) Exercisable as to all such shares on 5/23/96.+
(3) Exercisable in increments of 33 1/3% of such shares on each of 5/23/96, 12/31/96 and 12/31/97.+
(4) Exercisable in increments of 25% of such shares on each of 5/23/96, 12/31/96, 12/31/97 and 12/31/98.+
(5) Exercisable in annual increments of 25% of such shares beginning
    12/31/96.+
(6) Exercisable as to 15,001 of such shares on 5/23/96 and as to 5,248 of such shares on 12/31/96.
(7) Exercisable as to 505 shares on each of 12/31/96, 12/31/97 and 12/31/98, and 510 shares on 12/31/99.
(8) Exercisable as to 14,349 shares on 5/23/96 and 9,900 shares on 1/1/97.
(9) Exercisable as to 450 shares on 5/23/96 and 225 shares on each of 12/31/96, 12/31/97 and 12/31/98.
(10) These options expired unexercised on January 1, 1997.
  + Any unvested options granted to Messrs. Mueller and Nyweide would become exercisable in full upon a change in control of the Company.

YEAR-END STOCK OPTION VALUES

  The following table sets forth the total number of unexercised stock options held at the end of 1996 by the executive officers named in the Summary Compensation Table. None of such officers exercised options in 1996.

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                 OPTIONS AT YEAR-        IN-THE-MONEY OPTIONS
                                    END 1996(#)         AT YEAR-END 1996($)(1)
                             ------------------------- -------------------------
  NAME                       EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                       ----------- ------------- ----------- -------------
Kurt Mueller................   110,446      66,002       $34,668          0
Jeffrey O. Nyweide..........   122,044      59,511        62,751          0
Wolfgang P. Ruth............    62,011      16,500        11,801          0
Sherwood J. Palasek.........    14,805      21,170           720          0
Kenneth L. Coleman..........    62,380       3,577             0          0
Edward W. Green.............    11,250      15,750             0          0

--------
(1) Based on the difference between the respective option exercise prices and the closing market price of the Common Stock on December 31, 1996.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

  The Company has entered into employment agreements with Messrs. Mueller and Nyweide. These agreements have no stated term and may be terminated by the Company at any time. Upon termination without cause, each such officer would be entitled to continue to receive his base salary, as provided in such agreement, for a period based on the length of his service, but not more than twelve months. In addition, any unvested stock options held by Messrs. Mueller and Nyweide would become exercisable in full upon a change in control of the Company, as defined in the Equity Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overall Policy. The Company's executive compensation program is designed to be linked closely to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

  The Compensation Committee determines the compensation of the senior corporate executives, including the individuals named in the Summary Compensation Table. The Compensation Committee takes into account the views of Mr. Mueller, the Company's chief executive officer, in reviewing the individual performance of the executives (other than Mr. Mueller) whose compensation is detailed in this proxy statement.

  The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Mueller, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits, as well as the programs described below.

  Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

  Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also taking into account new responsibilities. Corporate financial performance that is taken into account includes annual revenues and net income. Contribution to net income is assigned greater importance than revenues. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as increase in market share, efficiency gains, quality improvements, and improvements in relations with customers, suppliers and employees. No particular weighting is given to any of these non-financial factors.

  The determination of Mr. Mueller's base salary for 1996 was based in particular on the Company's achievement in 1995 of $41.1 million in revenues, 21% above the 1994 amount of $33.9 million and $1.7 million in net income, 41% above the 1994 amount of $1.2 million. Mr. Mueller was granted a base salary of $141,284 for 1996, an increase of 4.5% over his $135,200 base salary for 1995.

  Annual Bonus. The Company's executive officers are eligible for an annual cash bonus, which is based primarily on achievement of Company performance objectives that are established at the beginning of each year. The Company's performance measure for bonus payments is based on annual revenues and earnings per share ("eps"), of which revenues has a one third weight and eps has a two thirds weight. Additionally, a business unit multiplier is applied against Mr. Palasek's and Mr. Ruth's bonus amounts to arrive at their respective annual cash bonuses. The business unit multiplier is based on the achievement of their respective business unit's performance objectives, relative to pre-established operating targets. Performance bonuses were not paid out to the executive officers for the year ended December 31, 1996 because revenue and eps were significantly below targeted amounts. Mr. Palasek received a bonus in connection with his promotion at mid-year.

  Stock Options. Under the Company's 1993 Equity Incentive Plan, which was approved by stockholders, stock options are granted to the Company's executive officers. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally four years. Stock option grants are designed to incentivize the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past. Based on these factors and on the level of his existing stock ownership in 1996, Mr. Mueller received options to purchase 50,000 shares.

  Option Repricing. The Company's 1993 Equity Incentive Plan provides a means for the Company to offer competitive non-cash compensation to attract and retain top quality personnel and to provide an incentive for them to achieve long-range performance goals. Stock options granted under the Equity Plan are a very important element of compensation for the Company, as they are in the software industry generally; much more so than ever before. The Company is continually working to hire and retain software developers and other top talent, who frequently are presented with attractive opportunities with better financed competitors. However, the value of stock options as an incentive to stay with the Company, let alone as compensation, depends entirely on the performance of the Company's stock. During most of the last two to three years, the Company's Common Stock traded at levels below the exercise price of the options previously granted to employees under the Equity Plan. As a result, the incentive value largely disappeared from a significant portion of each employee's compensation package.

  In order to alleviate this situation and to regenerate the original incentives, the Compensation Committee and the Board of Directors determined in May 1996 that it would be appropriate to amend the exercise prices of the outstanding "underwater" options to conform them to the current market. Accordingly, the Board and the Committee approved a "repricing," under which outstanding underwater options could be exchanged for options with exercise prices at the then current market price, but representing only 90% of the number of shares issuable on exercise of the option being surrendered. Vesting provisions were unchanged. Most eligible employees exchanged their underwater options in this manner; the exchanges made by the executive officers named in the Summary Compensation Table are shown below. In each case, the "Number of Securities Underlying Options Repriced" is 90% of the number of options held by the officer before the Committee's action, and the other options were cancelled.

                                 NUMBER OF
                                 SECURITIES MARKET PRICE                          LENGTH OF ORIGINAL
                                 UNDERLYING OF STOCK AT  EXERCISE PRICE   NEW        OPTION TERM
                                  OPTIONS       TIME       AT TIME OF   EXERCISE REMAINING AT DATE OF
NAME                      DATE    REPRICED  OF REPRICING   REPRICING     PRICE        REPRICING
----                     ------- ---------- ------------ -------------- -------- --------------------
Kurt Mueller............ 5/23/96   26,999     $6.96875      $19.75      $6.96875        7 yrs
 Chairman, President and           20,893                    10.375                     7 yrs
 Chief Executive Officer           18,000                    11.75                      8 yrs
                                   45,000                    11.00                      9 yrs
Jeffrey O. Nyweide...... 5/23/96   24,749     $6.96875      $19.75      $6.96875        7 yrs
 Vice Chairman and                 20,089                    10.375                     7 yrs
 Senior Executive Vice             16,499                    11.75                      8 yrs
 President, Business               40,500                    11.00                      9 yrs
 Development
Wolfgang Ruth........... 5/23/96   20,249     $6.96875      $19.75      $6.96875        7 yrs
 Senior Vice President,            15,428                    10.375                     7 yrs
 Eurasian Operations                4,500                    10.00                      8 yrs
                                   13,500                    11.75                      8 yrs
                                    4,500                    11.00                      9 yrs
Sherwood J. Palasek..... 5/23/96    6,750     $6.96875      $ 8.25      $6.96875        7 yrs
 Senior Vice President,             1,800                    10.00                      8 yrs
 American Operations                2,025                    10.25                      9 yrs
Kenneth L. Coleman...... 5/23/96   24,249     $6.96875      $10.375     $6.96875        7 yrs
 Former Vice President,            15,351                    10.375                     7 yrs
 Business Development              12,857                    10.375                     7 yrs
                                    6,000                    11.75                      8 yrs
                                    1,125                    11.00                      9 yrs
                                    3,375                    11.00                      9 yrs
Edward W. Green......... 5/23/96   18,000     $6.96875      $12.50      $6.96875        8 yrs
 Former Vice President,             9,000                    11.00                      9 yrs
 Development

  Conclusion. Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In 1996, as in previous years, a substantial portion of the Company's targeted executive compensation consists of performance based variable elements. The Compensation Committee intends to continue the policy of linking executives' compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                          By the Compensation Committee,

                                          William R. Lonergan, Chairman
                                          David Dominik
                                          Barton L. Faber

STOCK PERFORMANCE GRAPH

  The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period beginning July 20, 1993, when the Company's Common Stock began trading publicly, and ending April 9, 1997, as compared with that of the Nasdaq Market Index and an Industry Index, based on an initial investment of $100 in each. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Industry Index consists of 296 publicly traded computer software companies reporting under the same Standard Industrial Classification Code (SIC 7372) as the Company.

                                  7/20/93    12/31/93    12/30/94    12/29/95     12/31/96       4/9/97
Dataware Technologies, Inc.       $100.00     $ 65.00     $ 88.46     $ 63.46      $ 23.08       $ 26.05
Industry Index                    $100.00     $110.73     $145.04     $218.07      $289.84       $273.11
Nasdaq Market Index               $100.00     $105.26     $110.52     $143.35      $178.13       $169.07

                                SHARE OWNERSHIP

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 7, 1997 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the executive officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors of the Company, and (iv) all current executive officers and directors of the Company as a group:

                                                     SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED(1)
                                                 ------------------------------
BENEFICIAL OWNER                                    SHARES     PERCENT OF CLASS
----------------                                 ------------- ----------------
Kurt Mueller...................................     567,726(2)       8.36%
 222 Third Street, Suite 3300
 Cambridge, MA 02142
Jeffrey O. Nyweide.............................     408,037(3)       6.00%
 222 Third Street, Suite 3300
 Cambridge, MA 02142
Sherwood J. Palasek............................      15,288(4)          *
Kenneth L. Coleman.............................      63,080(5)          *
Edward W. Green................................         10,000          *
Stephen H. Beach...............................      24,716(6)          *
Julie M. Donahue...............................       7,500(7)          *
Barton L. Faber................................      19,000(8)          *
William R. Lonergan............................      14,000(9)          *
Wolfgang P. Ruth...............................     74,511(10)       1.10%
Jochen Tschunke................................     10,000(11)          *
All current executive officers and directors as
 a group (11 persons)..........................  1,205,505(12)      17.00%

--------
*Indicates less than 1%.
 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table.
 (2) Includes 117,408 shares owned by Mr. Mueller's wife, as to which Mr. Mueller disclaims beneficial ownership, and options to purchase 110,446 shares that are exercisable as of April 7, 1997 or within 60 days thereafter. Also includes 48,412 shares that Mr. Mueller and his wife have agreed to sell to the Company upon the exercise of options granted to certain employees of the Company.
 (3) Includes options to purchase 122,044 shares that are exercisable as of April 7, 1997 or within 60 days thereafter. Also includes 29,340 shares that Mr. Nyweide has agreed to sell to the Company upon the exercise of options granted to certain employees of the Company.
 (4) Includes options to purchase 14,805 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.
 (5) Includes options to purchase 62,380 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.
 (6) Includes options to purchase 12,000 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.
 (7) Consists of options to purchase 7,500 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.

 (8) Includes options to purchase 14,000 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.
 (9) Consists of options to purchase 14,000 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.
(10) Includes options to purchase 2,500 shares owned by Mr. Ruth's wife, as to which Mr. Ruth disclaims beneficial ownership, and options to purchase 62,011 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.
(11) Includes options to purchase 10,000 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.
(12) Includes 119,908 shares owned by members of the immediate families of two officers, who disclaim beneficial ownership thereof, and options to purchase a total of 418,833 shares that are exercisable as of April 7, 1997 or within 60 days thereafter.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company's principal officers, directors, and 10% stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership of, and transactions in, the Company's equity securities with the Securities and Exchange Commission. Two reports covering one transaction by David Wilcox, a former executive officer of the Company, and one transaction by Mr. Ruth were filed for 1996 and 1995, respectively, after the time such filings were required.

                        INFORMATION CONCERNING AUDITORS

  The firm of Coopers & Lybrand L.L.P., independent accountants, has audited the Company's accounts for a number of years and will do so for 1997. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

  The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 1998 Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at 222 Third Street, Cambridge, Massachusetts 02142; Attention: Kurt Mueller, President and Chief Executive Officer, no later than December 16, 1997.

                                 OTHER MATTERS

  The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

  A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WAS INCLUDED IN THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS. ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN ADDITIONAL COPIES OF THE FORM 10-K UPON WRITTEN REQUEST ADDRESSED TO SUSAN WEINER, ASSISTANT CONTROLLER, DATAWARE TECHNOLOGIES, INC., 222 THIRD STREET, CAMBRIDGE, MASSACHUSETTS 02142.

                                            As amended through December 9, 1996.


                          DATAWARE TECHNOLOGIES, INC.

                        1993 Director Stock Option Plan
                        -------------------------------

      The purpose of this 1993 Director Stock Option Plan (the "Plan") of Dataware Technologies, Inc. (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

1.  Administration of the Plan.

      Grants of stock options under the Plan shall be automatic as provided in
Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board, and such determination shall be final and binding upon all persons having an interest in the Plan.

2.  Persons Eligible to Participate in the Plan.

      All directors of the Company who are not employees of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan, unless such director irrevocably elects not to participate.

3.  Shares Subject to the Plan.

      (a) The aggregate number of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), that may be optioned under this Plan is 130,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

      (c) In the event of a consolidation or merger of the Company with another corporation following which the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

      (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock that were subject to such options shall again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.  Non-Statutory Stock Options.

      All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.  Form of Options.

      Options granted hereunder shall be in substantially the form of the attached Exhibit A or in such other form as the Board or any committee appointed
         ---------
pursuant to Section 1 above may from time to time determine.

6.  Grant of Options and Option Terms.

      (a) Automatic Grant of Options. (i) Immediately following the annual meeting of stockholders each year, each non-employee director of the Company newly elected at or continuing in office after such meeting shall automatically be granted options to purchase 6,000 shares of Common Stock. (ii) Immediately following his or her election, each non-employee director of the Company newly elected to the Board of Directors at any point during the year between annual meetings of stockholders shall automatically be granted options to purchase 1,500 shares of Common Stock for each calendar quarter beginning before the date of the next annual meeting of stockholders (for which purpose the next annual meeting shall be deemed to be held on the same calendar date as the preceding annual meeting). No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

      (b) Date of Grant. The "Date of Grant" for options granted under this Plan shall be (i) the date of the respective annual meeting of stockholders, for each grant pursuant to clause (i) of subsection (a) and (ii) the date of the respective director's election, for each grant pursuant to clause (ii) of subsection (a).

      (c) Option Price. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company, which, for this purpose, shall be (i) the initial public offering price of the Common Stock to be sold pursuant to the Registration Statement, for the initial grants, and (ii) the last sale price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations National Market System, or the principal exchange on which the Common Stock is then traded, as the case may be, for the business day immediately preceding the Date of Grant, for each subsequent grant.

      (d) Term of Option. The term of each option granted under this Plan shall be ten years from the Date of Grant.

      (e) Exercisability of Options. Options granted under this Plan shall become exercisable, during the optionholder's term in office, with respect to 1,500 shares at the beginning of each calendar quarter following the Date of Grant.

      (f) General Exercise Terms. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a director for the full unexpired term of such option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the director at the time of his or her death. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

      (g) Method of Exercise and Payment. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Common Stock as to which they are exercised. The option price shall be paid in cash or by check or in shares of Common Stock of the Company surrendered or withheld from the shares otherwise issuable upon exercise, or in any combination thereof. Outstanding shares of Common Stock surrendered in payment of the option price shall have been held by the person exercising the option for at least six months, unless otherwise permitted by the Board. The value of shares surrendered or withheld in payment of the option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

      (h) Transferability. An Option under this Plan may be transferred only to the extent expressly permitted by the Board and subject to such conditions as the Board may in its discretion impose.

7.  Limitation of Rights.

      (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an option holder as a director for any period of time or at any particular rate of compensation.

      (b) No Stockholders' Rights for Options. A director shall have no rights as a stockholder with respect to the shares covered by options until the date the director exercises such options and pays the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

8.  Amendment or Termination.

      The Board may amend or terminate this Plan at any time. The Board may amend or modify any outstanding Option in any respect, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee.

9.  Stockholder Approval.

      This Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of the State of Delaware. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.

10.  Governing Law.

      This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.


------------------------

 .  Initially adopted by Board of Directors May 19, 1993.
 .  Initially approved by Shareholders May 19, 1993.
 . Amendments adopted by the Board of Directors April 3, 1995 and approved by the Shareholders May 17, 1995.
 . Amendments adopted by the Board of Directors April 15, 1996 and approved by the Shareholders May 23, 1996.
 .  Amendments adopted by the Board of Directors December 9, 1996.

Amendment adopted by the Board of Directors December 9, 1996, subject to stockholder approval:

VOTED: That the Company's 1993 Director Stock Option Plan is hereby amended, effective immediately but subject to stockholder approval, by deleting
          Section 8 in its entirety and substituting therefor the following new
          Section 8:

          "8. Amendment or Termination. The Board may amend or terminate this Plan at any time. The Board may amend or modify any outstanding Option in any respect, provided that the optionee's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee."

          and that the foregoing amendment be submitted for the approval of the stockholders at the 1997 Annual Meeting.

                                             As amended through December 9, 1996


                          DATAWARE TECHNOLOGIES, INC.

                           1993 EQUITY INCENTIVE PLAN


Section 1.  Purpose
            -------

     The purpose of the Dataware Technologies, Inc. 1993 Equity Incentive Plan (the "Plan") is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

     The Plan constitutes an amendment and restatement of the Dataware Technologies, Inc. 1988 Stock Option Plan (the "1988 Plan"), which is hereby merged with and into the Plan, and the separate existence of the 1988 Plan shall terminate on the Effective Date. The rights and privileges of holders of outstanding options or rights under the 1988 Plan shall not be adversely affected by the foregoing action.

Section 2.  Definitions
            -----------

     "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

     "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

     "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3").

     "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

     "Company" means Dataware Technologies, Inc.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

     "Effective Date" means May 19, 1993.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

     "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

     "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

     "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

     "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

     "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

     "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  Administration
            --------------

     The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  Eligibility
            -----------

     All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards
            --------------------------

     (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,000,000 shares of Common Stock (after giving effect to the 3:1 reverse stock split approved by the Board on the Effective Date). If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding

Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options
            -------------

     (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

     (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

     (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

     (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights
            -------------------------

     (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

     (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  Performance Shares
            ------------------

     (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

     (b) The committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock
            ----------------

     (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

     (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Units
             -----------

     (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

     (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  Other Stock-Based Awards
             ------------------------

     (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

     (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  General Provisions Applicable to Awards
             ---------------------------------------

     (a) Limitations on Grants of Options and SARs. Subject to adjustment under Section 5(b), the number of shares subject to Options and SARs granted to any one individual during any fiscal year may not exceed 250,000 shares of Common Stock.

     (b) Transferability. An Award under this Plan may be transferred only to the extent expressly permitted by the Committee and subject to such conditions as the Committee may in its discretion impose.

     (c) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

     (d) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (e) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

     (f) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

     (g) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (h) Change in Control. In order to preserve a Participant's rights under an Award in the event of a Change in Control (as defined below), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

           As used herein, a "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

           (A) Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Company's Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Company by (1) one or more employee benefit plans or related trusts established for the benefit of the employees of the Company or any Affiliate of the Company; or (2) any

                Person when such acquisition (a) is effected primarily to prevent the Company from being declared insolvent and (b) is approved by the Board of Directors of the Company (the "Board").

           (B) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be (1) those members of the Board who were Directors as of April 15, 1996 and who have served continuously as Directors since such date, and (2) any other member of the Board who subsequently became a Director and whose election or nomination for election by the Company's stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

           (C) The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or similar transaction (a "Business Combination"), unless all of the following conditions are met:

                (1) the individuals and entities who are the beneficial owners of the Company's Outstanding Voting Securities immediately before the consummation of the Business Combination would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Company's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Company's Outstanding Voting Securities;

                (2) no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Company or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the

                     Resulting Entity except to the extent that such ownership existed before the Business Combination; and

                (3) at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

           (D) Approval by the Company's stockholders of a liquidation or dissolution of the Company (unless the liquidation or dissolution is part of a Business Combination excepted from clause (C) above).

           (E) The close of business on the latest of the following dates:

                (1) the date that a tender or exchange offer by any Person (other than the Company, any Affiliate of the Company, or any employee benefit plan or related trust established for the benefit of the employees of the Company or any Affiliate of the Company) that, if consummated, would result in such Person becoming a "beneficial owner" (as defined in clause (A) above), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities, is first published or sent or given within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

                (2) the date upon which all regulatory approvals required for the acquisition of securities pursuant to the tender or exchange offer referred to in clause (1) have been obtained or waived; or

                (3) the date upon which any approval of the security holders of the Person publishing or sending or giving the tender or exchange offer referred to in clause (1) required for the acquisition of securities pursuant to such tender or exchange offer is obtained or waived."

     (i) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

     (j) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.

In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (k) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (l) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.  Miscellaneous
             -------------

     (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

     (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                  --------------------------------------------

     .    Plan adopted by the Board of Directors on May 19, 1993.
     .    Plan approved by the stockholders on May 19, 1993.
     . Increase in shares approved by the Board of Directors April 15, 1994 and approved by the Shareholders May 25, 1994.
     . Amendments adopted by the Board of Directors April 15, 1996 and approved by the Shareholders May 23, 1996.
     .    Amendments adopted by the Board of Directors December 9, 1996.
     . Increase in shares approved by the Board of Directors February 11, 1997.

                          DATAWARE TECHNOLOGIES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS MAY 23, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking all prior proxies, hereby appoints Daniel M. Clarke, Kurt Mueller and Jeffrey O. Nyweide, and each of them, with full power of substitution to each, proxies to represent the undersigned at the Annual Meeting of Stockholders of Dataware Technologies, Inc. to be held at the M.I.T. Sloan School of Management, 50 Memorial Drive, Cambridge, Massachusetts at 10:00 A.M. on May 23, 1997, and at any adjournment thereof, and to vote as designated on the reverse all shares of stock of Dataware Technologies, Inc. that the undersigned would be entitled to vote at said meeting. A majority of said proxies present and acting at the meeting (or, if only one shall be present and acting, then that one) may exercise all the powers granted hereby. Said proxies are authorized to vote in their discretion upon any other matters that may come before the meeting.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X]   Please mark votes as in
      this example


1. ELECTION OF DIRECTORS

Nominee: Jochen Tschunke

              FOR       WITHHELD
              [_]         [_]


2. PROPOSAL TO AMEND THE COMPANY'S 1993 EQUITY INCENTIVE PLAN to increase the number of shares of Common Stock issuable thereunder.

     FOR            AGAINST           ABSTAIN
     [_]              [_]               [_]


3. PROPOSAL TO AMEND THE COMPANY'S 1993 DIRECTOR STOCK OPTION PLAN to provide for amendments to outstanding options.

     FOR            AGAINST           ABSTAIN
     [_]              [_]               [_]




Signature:                                             Date:
          ---------------------------------------------     --------------------
Note: Please sign, date, and return by May 23, 1997. If signing as attorney or for an estate, trust or corporation, title or capacity should be stated.

Each stockholder should specify by a mark in the appropriate box how he wishes his shares voted.

IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE
                                                  ---
NOMINEE FOR DIRECTOR, FOR THE PROPOSED AMENDMENT TO THE 1993 EQUITY INCENTIVE
                      ---
PLAN, AND FOR THE PROPOSED AMENDMENT TO THE 1993 DIRECTOR STOCK OPTION PLAN.
          ---




                    MARK HERE FOR
                    ADDRESS CHANGE
                    AND NOTE AT LEFT
                                            [_]


Signature:                                             Date:
          ---------------------------------------------     --------------------